First Security Group, Inc. and Subsidiary
Consolidated Financial Highlights
(unaudited)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2014	2013	2013	2013	2013
	(in thousands, except per share amounts and full-time equivalent employees)
Earnings:
Net interest income	$6,925	$6,478	$6,165	$5,486	$5,241
(Credit) Provision for loan and lease losses	$(972)	$(955)	$(1,632)	$(826)	$678
Non-interest income[1]	$2,635	$2,188	$2,292	$2,190	$2,013
Non-interest expense[1]	$10,445	$10,150	$11,197	$12,578	$13,835
Income tax provision (benefit)	$132	$119	$322	$(83)	$119
Dividends and accretion on preferred stock	$—	$—	$—	$858	$524
Effect of exchange on preferred stock to common stock	$—	$—	$—	$26,179	$—
Net (loss allocated) income available to common stockholders	$(45)	$(648)	$(1,430)	$21,328	$(7,902)

Per Share Data:
Net (loss allocated) income available to common stockholders, basic	$0.00	$(0.01)	$(0.02)	$0.39	$(4.90)
Net (loss allocated) income available to common stockholders, diluted	$0.00	$(0.01)	$(0.02)	$0.39	$(4.90)
Book value per common share	$1.27	$1.26	$1.25	$1.39	$(6.58)

Performance Ratios:
Return on average assets	-0.02%	-0.26%	-0.56%	7.97%	-3.02%
Return on average common equity	-0.21%	-3.08%	-7.21%	95.78%	NM
Efficiency ratio	109.26%	117.12%	132.40%	163.86%	190.72%
Non-interest income to net interest income and non-interest income	27.56%	25.25%	27.10%	28.53%	27.75%

Capital:
Total equity to total assets	8.63%	8.56%	8.24%	8.12%	2.02%

Liquidity, Yields and Rates:
Interest-bearing cash - average balance	$13,653	$34,075	$68,964	$122,499	$156,117
Investment securities - average balance	272,563	330,094	329,385	322,747	253,265
Loans - average balance	604,298	550,749	529,406	547,499	554,204
Average Earning Assets	$890,514	$914,918	$927,755	$992,745	$963,586
Pure deposits[2] - average balance	$446,820	$452,495	$454,379	$431,988	$414,244
Core deposits[3] - average balance	624,365	640,177	653,044	648,373	639,558
Customer deposits[4] - average balance	773,336	801,827	829,926	847,007	839,307
Brokered deposits - average balance	70,204	84,143	90,323	111,801	153,741
Total deposits - average balance	$843,540	$885,970	$920,249	$958,808	$993,048
Total loans to total deposits	71.85%	68.02%	58.76%	56.59%	54.53%
Yield on earning assets	3.85%	3.53%	3.57%	3.20%	3.33%
Rate on customer deposits (including impact of non-interest bearing DDAs)	0.41%	0.48%	0.56%	0.63%	0.68%

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2014	2013	2013	2013	2013
	(in thousands, except per share amounts and full-time equivalent employees)
Cost of deposits	0.65%	0.74%	0.84%	0.94%	1.04%
Rate on interest-bearing funding	0.78%	0.73%	1.01%	1.11%	1.20%
Net interest margin, taxable equivalent	3.21%	2.89%	2.71%	2.27%	2.25%

Non-Interest Income:
Service Charges on Deposits	$741	$800	$798	$763	$736
POS Fees	401	420	401	398	371
BOLI	351	239	238	241	242
Mortgage Banking Income	180	208	420	211	296
Trust	200	188	193	187	147
Other	391	165	242	236	221
Net Gains on AFS sales	371	168	0	154	0
Total Non-Interest Income	$2,635	$2,188	$2,292	$2,190	$2,013

Non-Interest Expense:
Salaries and Benefits	$5,274	$5,503	$5,807	$5,665	$5,609
Occupancy	820	799	891	794	818
Furniture and Fixtures	557	544	656	595	549
Professional Fees	599	417	533	706	601
FDIC insurance assessments	311	150	150	1,000	1,000
Write-downs on OREO and repossessions	309	375	374	309	1,315
Losses (Gains) on OREO, repossessions and fixed assets, net	10	57	(116)	(153)	(147)
Non-performing asset expenses, net	221	450	488	1,142	1,877
Data processing	588	517	628	503	566
Communications	150	172	141	142	128
Debit card fees	258	181	207	201	217
Intangible asset amortization	48	57	67	71	75
Printing and supplies	207	121	213	176	138
Advertising	134	65	89	59	98
Insurance	325	251	523	946	405
Other	634	491	571	422	580
Total Non-Interest Expense	$10,445	$10,150	$11,222	$12,578	$13,829

Asset Quality:
Net (recoveries) charge-offs	$228	$(754)	$(32)	$374	$978
Net loan (recoveries) charged-offs to average loans, annualized	0.15%	-0.55%	-0.02%	0.27%	0.71%
Non-accrual loans	$6,027	$7,203	$6,803	$8,628	$10,194
Other real estate owned and repossessed assets, net	$7,075	$8,213	$8,678	$10,549	$12,722
Loans 90 days past due	$854	$928	$509	$332	$1,270
Non-performing assets (NPA)	$13,956	$16,344	$15,990	$19,509	$24,186
NPA to total assets	1.42%	1.67%	1.58%	1.83%	2.32%
Non-performing loans (NPL)	$6,881	$8,131	$7,312	$8,960	$11,464

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2014	2013	2013	2013	2013
	(in thousands, except per share amounts and full-time equivalent employees)
NPL to total loans	1.14%	1.39%	1.37%	1.65%	2.12%
Allowance for loan and lease losses to total loans	1.52%	1.80%	2.00%	2.27%	2.50%
Allowance for loan and lease losses to NPL	133.70%	129.14%	146.33%	137.28%	117.76%

Period End Balances:
Loans, excluding HFS	$604,859	$583,097	$534,627	$542,019	$540,288
Allowance for loan and lease losses	$9,200	$10,500	$10,700	$12,300	$13,500
Intangible assets	$282	$330	$388	$455	$526
Assets	$980,505	$977,574	$1,011,855	$1,066,649	$1,040,753
Total deposits	$841,832	$857,268	$909,848	$957,811	$990,894
Common stockholders' equity	$84,654	$83,649	$83,388	$86,654	$(11,666)
Total stockholders' equity	$84,654	$83,649	$83,388	$86,654	$20,994
Common stock market capitalization	$138,601	$153,187	$138,534	$135,469	$4,678
Full-time equivalent employees	275	285	313	327	325
Common shares outstanding	66,635	66,603	66,603	62,428	1,772

Average Balances:
Loans, including HFS	$604,298	$550,749	$529,406	$547,499	$554,204
Intangible assets	$313	$363	$405	$476	$574
Earning assets	$890,514	$914,918	$927,755	$992,745	$963,586
Assets	$967,624	$993,447	$1,016,919	$1,070,895	$1,047,184
Deposits	$843,540	$885,970	$920,249	$958,808	$993,048
Common stockholders' equity	$84,340	$84,125	$79,382	$89,069	$(5,402)
Total stockholders' equity	$84,340	$84,125	$79,382	$92,658	$27,184
Common shares outstanding, basic - wtd	65,726	66,603	62,600	55,174	1,613
Common shares outstanding, diluted - wtd	65,726	66,603	62,600	55,176	1,613

[1] Certain amounts were reclassified between non-interest income and non-interest expense to conform with the current presentation.
[2] Pure deposits are all transaction-based accounts, including non-interest bearing DDAs, interest bearing DDAs, money market accounts and savings accounts.
[3] Core deposits are Pure deposits plus customer certificates of deposits less than $100,000.
[4] Customer deposits excluded brokered deposits.

First Security Group, Inc. and Subsidiary
Consolidated Financial Highlights
Non-GAAP Reconciliation Table
(unaudited)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2014	2013	2013	2013	2013
	(in thousands, except per share data)

Total stockholders' equity	$84,654	$83,649	$83,388	$86,654	$20,994
Effect of preferred stock	—	—	—	—	(32,660)
Common stockholders' equity	$84,654	$83,649	$83,388	$86,654	$(11,666)

Average total stockholders' equity	$84,340	$84,125	$79,382	$92,658	$27,184
Effect of average preferred stock	—	—	—	(3,589)	(32,586)
Average common stockholders' equity	$84,340	$84,125	$79,382	$89,069	$(5,402)